UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HF Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Company mailed the following letter to its shareholders on December 1, 2011.

December 1, 2011

Dear Shareholders:

HF Financial’s Annual Meeting of Stockholders, scheduled for December 13th, is fast approaching, and your vote could impact the future of your investment in HF Financial.  Your Board has nominated two independent and highly qualified candidates for reelection — Christine E. Hamilton and Thomas L. Van Wyhe.  With their first-hand knowledge of our local markets and the needs of the customers we serve, Ms. Hamilton and Mr. Van Wyhe are important contributors to our success.

WE URGE YOU TO VOTE THE BLUE PROXY CARD TODAY

FOR HF FINANCIAL’S HIGHLY QUALIFIED, INDEPENDENT NOMINEES.

HF Financial has a strong 19-year history of generating profits as a public company, and the company’s core performance relative to peers has been sound through the downturn including increasing deposits by approximately 15% since 2006, building a well-diversified loan portfolio of $817 million, and improving of our nonperforming assets to just 2.64% of total assets as of September 30, 2011.  As part of our strategic plan, we are working hard to gain share in deposits and loans and expand in our markets of South Dakota and Minneapolis/St. Paul.  With a strong new leadership team, an active and independent Board, and our well designed strategic plan, we believe we are on the right path to delivering you value over the long-term.  We look forward to continuing to work in the best interests of all shareholders.

YOUR BOARD RECOMMENDS SHAREHOLDERS VOTE

ON THE BLUE PROXY CARD.

Your vote is very important, no matter how many or how few shares you own.  Please use the enclosed BLUE proxy card to vote TODAY—by telephone, by Internet, or by signing, dating and returning your BLUE proxy card in the postage-paid envelope provided.

Thank you for your continued support.

TIME IS SHORT, AND YOUR VOTE IS IMPORTANT!

We encourage you to vote by telephone or by Internet to ensure that your shares are represented at the Annual Meeting.

If you have questions about how to vote your shares on the BLUE proxy card, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free:  (888) 750-5834

Banks and Brokers Call Collect:  (212) 750-5833

We urge you NOT to sign any white proxy card sent to you by PL Capital.  If you have already done so, you have every legal right to change your vote by using the enclosed BLUE proxy card, as only the latest-dated proxy card counts.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Corporation’s stockholders in connection with the Corporation’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The Corporation has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”), and advises its stockholders to read the Annual Meeting Proxy and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Corporation files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Corporation at 225 South Main Avenue, Sioux Falls, South Dakota 57104.

Certain Information Concerning Participants

The Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of the Corporation’s stockholders in connection with its Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Corporation’s proxy statement related to its 2011 Annual Meeting of Stockholders, filed with the SEC on November 16, 2011.

Forward-Looking Statements

This letter and other reports issued by the Company, including reports filed with the SEC, contain “forward-looking statements” that deal with future results, expectations, plans and performance. In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others. These forward-looking statements might include one or more of the following:

•                 Projections of income, loss, revenues, earnings or losses per share, dividends, capital expenditures, capital structure, adequacy of loan loss reserves, tax benefit or other financial items.

•                 Descriptions of plans or objectives of management for future operations, products or services, transactions, investments and use of subordinated debentures payable to trusts.

•                 Forecasts of future economic performance.

•                 Use and descriptions of assumptions and estimates underlying or relating to such matters.

Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts. They often include words such as “look-forward,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may”.

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive conditions and developments (such as shrinking interest margins and continued short-term environments); deposit outflows, reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan and lease portfolios; the ability or inability of the Company to manage interest rate and other risks; unexpected or continuing claims against the Company’s self-insured health plan; the ability or inability of the Company to successfully enter into a definitive agreement for and close anticipated transactions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks detailed from time to time in the Company’s SEC filings.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.